EXHIBIT 99.2

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                             SALE-PURCHASE AGREEMENT

                                     between

                           ILM II SENIOR LIVING, INC.


                                    (ILM II)

                                       and

                              ILM II HOLDING, INC.


                                    (Seller)

                                       and

                          BRE/INDEPENDENT LIVING L.L.C.

                                   (Purchaser)



                              As of November 16, 2001


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      SALE-PURCHASE AGREEMENT (this "Agreement"), made as of the 16th day of
November, 2001, between ILM II SENIOR LIVING, INC., a Virginia finite-life corporation, with principal offices at 1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia 22102 ("ILM II"), ILM II Holding, Inc., a Virginia corporation having the same address as ILM II ("Seller") and BRE/INDEPENDENT LIVING L.L.C., with principal offices at c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154 ("Purchaser").

                                R E C I T A L S:
                                ---------------

A. Seller is the owner in fee of a portfolio of four independent living facilities and one assisted living facility located in California, Florida, Kansas, Missouri and Nebraska.

B. Seller is a wholly-owned subsidiary of ILM II and ILM II has agreed to guaranty all of Seller's obligations hereunder.

C. Purchaser desires to purchase, and Seller desires to sell, Seller's interest in the "Assets" (as hereinafter defined) on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the representations and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ILM II, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.

      Certain Definitions. Certain capitalized terms used in this Agreement shall, for the purposes of this Agreement, have the meanings ascribed to such terms in this Article 1. Other capitalized terms used in this Agreement and not defined in this Article 1 shall have the meanings ascribed to such terms elsewhere in this Agreement.

      A. Real Property. The "Real Property" shall mean collectively, the five parcels of real property legally described on Exhibit 1 (the "Land"), together with: (i) all buildings, facilities, improvements located on the Land including without limitation the four independent living facilities and one assisted living facility located thereon, all replacements or additions thereto between the date hereof and the Closing Date (as hereinafter defined) (the "Improvements"); (ii) all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water to the Real Property (including all replacements or additions thereto between the date hereof and the Closing Date) (the "Fixtures"); (iii) all privileges, development and other rights, easements, hereditaments, and appurtenances thereto belonging; and (iv) all right, title and interest of Seller in and to any streets, alleys, passages and other rights-of-way included therein or adjacent thereto (before or after the vacation thereof).

      B.   Assets.  The "Assets" shall mean the aggregate of the following:

                  (i)   The Real Property;

                  (ii) All site plans, architectural renderings, plans and specifications, engineering plans, as-built drawings, floor plans and other similar plans or diagrams, if any, which are in ILM II's or Seller's possession or under ILM II's or Seller's reasonable control as of the date of this Agreement (and any hereafter acquired which are in ILM II's or Seller's possession or under ILM II's or Seller's reasonable control on the Closing Date) and relate to the Real Property (the "Plans");

                  (iii) All equipment, appliances, tools, machinery, supplies, building materials, furnishings, vehicles, computer hardware and other tangible property (including, without limitation, general operating inventory, maintenance and operating supplies, fuel and spare parts for such machinery and equipment) which is (a) owned by ILM II or Seller as of the date of this Agreement and (b) attached to, appurtenant to or located in the Improvements or used in the day-to-day operation or maintenance of the Improvements, but expressly excluding the Fixtures and any and all personal property owned by tenants in possession, public or private utilities licensees or contractors (the "Equipment", together with the Plans, the "Personal Property");

                  (iv) All of the following owned by ILM II or Seller or exclusively issued or licensed to ILM II or Seller and used in connection with the operation of the Assets: (1) trademarks, trade names, service marks and other intellectual property rights, (2) warranties and guaranties; (iii) computer software used in connection with any computer systems located at the Real Property; (iv) direct dial telephone numbers for the Real Property; and (v) all goodwill in connection with the ownership, operation and maintenance of the Real Property (collectively, the "Intangible Property");

                  (v) All of ILM II's or Seller's right, claims, credits, causes of action, or right of setoff against third parties relating to the Real Property, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties and guaranties but excluding all amounts representing reimbursements for items paid by ILM II or Seller (collectively, the "Claims");

                  (vi) All leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Real Property and used in the operation of the Real Property which are held by or on behalf of Seller; all maintenance, service and supply contracts, and all other contracts and agreements which are held by Seller or its affiliates in connection with the operation of the Real Property (collectively, the "Contracts"), together with all deposits made or held by ILM II or Seller thereunder;

                  (vii) All agreements in place whereby residents ("Residents") are in occupancy at the Real Property (the "Resident Agreements") together with all deposits held by ILM II or Seller thereunder;

                  (viii) All leases, sublease, licenses, concessions, and similar agreements granting an interest to any other person or entity for the use and occupancy of any portion of the


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Real Property (the "Leases") excluding the Resident Agreements, together with all security deposits held by ILM II or Seller thereunder;

                  (ix) All certificates of occupancy and other transferable licenses, permits, registrations, authorizations, use agreements, orders, or approvals of governmental or quasi-governmental agencies and authorities (whether federal, state, local, municipal, or foreign) or private parties relating to the construction, use, operation, or enjoyment of the Assets (collectively, the "Permits"); and

                  (x) Originals or copies of all books, records, files, and papers, whether in hard copy or computer format, used in connection with the operation of the Real Property, including without limitation, sales, marketing and advertising materials, Resident Agreements, leases and all related correspondence, lists of present suppliers, and personnel and employment records (collectively, the "Files and Records").

      C. Hazardous Materials. "Hazardous Materials" shall mean any solid wastes, toxic or hazardous substances, wastes or contaminants, polychlorinated biphenyls, paint containing lead and urea formaldehyde foam insulation, as any of those terms is currently defined in or for the purposes of any Relevant Environmental Laws (as hereinafter defined).

      D. Relevant Environmental Laws. "Relevant Environmental Laws" shall mean all requirements of law currently applicable to the Real Property or any part thereof with respect to:

           (i) the installation, existence or removal of or exposure to asbestos or asbestos-containing materials;

           (ii) the existence, discharge or removal of or exposure to Hazardous Materials;

           (iii) air emissions, water discharges, noise emissions and any other environmental, health or safety matter; and

           (iv) effects on the environment of the Real Property or any part thereof or of any activity heretofore, now or hereafter conducted on the Real Property; including, without limitation, the following:

                  (a)   the Comprehensive Environmental Response,
      Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.;

                  (b) the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613;

                  (c)   the Resource Conservation and Recovery Act, 42 U.S.C.
      Section 6901 et seq.;

                  (d)   the  National Environmental Policy Act, 42 U.S.C.
      Section 4321;



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                  (e)   the Safe Drinking Water Act, 42 U.S.C. Section 300F
      et seq.;

                  (f)   the Toxic Substances Control Act, 15  U.S.C.
      Section 2601

                  (g)   the Hazardous Materials Transportation Act, 49 U.S.C.
      Section 1801;

                  (h)   the Federal Water Pollution Control Act, 33 U.S.C.
      Section 1251 et seq.;

                  (i)   the Clean Air Act, 42 U.S.C. Section 7401 et seq.;

                  (j) applicable State and City statutes where each property is located, and the rules and regulations promulgated pursuant thereto, regulating the storage, use and disposal of Hazardous Materials;

                  (k) Environmental Protection Agency regulations pertaining to Asbestos (including, without limitation, 40 C.F.R.
      Part 61, Subpart M); and

                  (l)   Occupational Safety and Health Administration regula-

      tions pertaining to Asbestos (including, without limitation, 29 C.F.R. Sections 1910.1001 and 1926.58).

                                   ARTICLE 2.

      Sale-Purchase. In consideration of, and upon and subject to, the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Seller agrees to sell and convey all of Seller's right, title and interest in and to the Assets to Purchaser, and Purchaser agrees to purchase the Assets from Seller. If an affiliate of ILM II and/or Seller holds an interest in any portion of the Assets, Seller shall cause such affiliate to transfer and assign such Assets to Purchaser or its designee.

                                   ARTICLE 3.

      Purchase Price. The purchase price for the Assets (the "Purchase Price") is Forty-five Million Five Hundred Thousand Dollars ($45,500,000) allocated in the sole discretion of Purchaser and payable as follows:

            A. If Purchaser elects in its sole discretion to proceed with the transactions contemplated hereby, Purchaser shall deposit the sum of Two Million Two Hundred Seventy-five Thousand Dollars ($2,275,000) (together with all interest accrued thereon, the "Deposit") on or prior to seven days of the date hereof to Fidelity National Title Insurance Company ("Escrow Agent"), by wire transfer of immediately available federal funds to an account designated by Escrow Agent (the "Escrow Account"), to be held by Escrow Agent pursuant to and in


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accordance with the provisions of this Agreement. The failure of Purchaser to deposit the Deposit shall be deemed Purchaser's election to terminate this Agreement and neither party shall have any obligations hereunder;

            B. Subject to the apportionments and other credits provided for in this Agreement, the balance of the Purchase Price on the Closing Date by wire transfer (with receipt confirmed by 2:00 p.m. Eastern Standard Time on the Closing Date) of immediately available federal funds to an account or accounts designated by Seller.

            C. The Deposit shall be completely refundable during the Inspection Period (as hereinafter defined). The Deposit, once delivered, shall be nonrefundable after the Inspection Period as set forth in Article 10 E. except
(i) if this Agreement is terminated pursuant to Article 11 due to the existence of a title or survey matter which is not a Permitted Exception; (ii) if any Real Property is presently not in compliance in all material respects with applicable laws and regulations or if the sale of the Assets to Purchaser requires the approval of any Government Authority and such approval is not obtained on or prior to the Closing Date; or (iii) if Purchaser is entitled to the return of the Deposit pursuant to any provision of this Agreement.

                                   ARTICLE 4.

      Assets.

            A. The Assets shall be sold, and title thereto conveyed, subject only to the "Permitted Exceptions" (as defined herein).

            B. Title to the Real Property shall be such title as Chicago Title Insurance Company (in such capacity, the "Title Company") shall be prepared to insure as provided in Article 11 hereof, subject only to the Permitted Exceptions.

                                   ARTICLE 5.

      Closing.

            A. The "Closing" shall mean the consummation of each of the actions enumerated in Article 8 of this Agreement, or the waiver of such action by the party in whose favor such action is intended. The Closing shall take place at 10:00 A.M., Eastern Standard Time, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, upon five (5) days notice from Purchaser to Seller provided that the Closing shall take place no later than December 31, 2001 (the date established for the Closing under this Agreement is hereinafter referred to as the "Closing Date"), time being of the essence as to Purchaser's and Seller's obligation to close on or before the Closing Date, subject to Purchaser's right to adjourn the Closing as is permitted under this Agreement, including in accordance with Article 10 E.


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                                   ARTICLE 6.

      Violations. The Assets are sold and Purchaser shall accept same subject to any and all violations of law, rules, regulations, ordinances, orders or requirements noted in or issued by any Federal, state, county, municipal or other department or governmental agency having jurisdiction against or affecting the Assets whenever noted or issued and which matters are set forth in Schedule 6 attached hereto (collectively, "Violations"). Seller shall have no obligation to cure or remove any Violations.

                                   ARTICLE 7.

      Apportionments.

            A. The following shall be apportioned between Seller and Purchaser at the Closing with respect to the Assets as of 11:59 p.m., Eastern Standard Time, of the day immediately preceding the Closing Date, and the net amount thereof either shall increase the amount to be paid by Purchaser to Seller or be credited against the amount to be paid by Purchaser, as the case may be, at the
Closing:

                  (i) Real property taxes and assessments (or installments thereof), and payments required to be made to any business improvement district and vault charges;

                  (ii)  Water rates and charges;

                  (iii) Sewer taxes and rents;

                  (iv) Permit, license and inspection fees, if any, on the basis of the fiscal year for which levied, if the rights with respect thereto are transferable and being transferred to Purchaser;

                  (v) Fuel, if any, at the cost per gallon most recently charged to Seller, based on the supplier's measurements thereof, plus sales taxes thereon;

                  (vi) Amounts paid or payable by Seller to merchants' and other associations, to promotional funds and other similar contributions or payments;

                  (vii) Deposits on account with any utility company servicing the Real Property, to the extent transferred to Purchaser shall not be apportioned, but Seller shall receive a credit in the full amount thereof (including accrued interest thereon, if any);

                  (viii) Any rents or other amounts prepaid or payable under the Resident Agreements and the Leases shall be apportioned between the parties. All security deposits or reserves (and all interest earned thereon as required by either Legal Requirements or by the terms of the applicable Resident Agreements and the Leases) deposited under any of the Resident Agreements and the Leases shall be transferred or credited to Purchaser. As used in this Agreement, the term "rents" includes all rentals,


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additional rentals and any other sums and charges payable under the Resident
Agreements and the Leases or in the normal course by Residents and tenants under the Resident Agreements and the Leases for services rendered in connection with the occupancy or use of the Real Property or the services provided at the Real Property or in connection with the occupancy of the Real Property by such tenants and the Residents. Delinquent rents for the period prior to the Closing Date shall remain the property of Seller. Purchaser shall deliver to Seller any rents, received by Purchaser which are properly allocable to rental periods occurring before the Closing Date. It shall be conclusively presumed between Purchaser and Seller that all rents received after the Closing Date from Residents and/or tenants under the Leases and the Resident Agreements with rental delinquencies on the Closing Date shall be applied as follows: (i) first, to rent then due and payable to Purchaser (including any previously unpaid or delinquent rent then due and payable to Purchaser), (ii) second, to rent due for the period in which the Closing occurs, to be apportioned as provided above;
(iii) third, to the delinquent rents of such Residents and/or tenants under the Leases and Resident Agreements attributable to the period prior to the Closing Date due to Seller, and (iv) fourth, to future rent due and payable to Purchaser. The amount of any refund or credit due to tenants under the Leases or as the result of the collection by or on behalf of Seller prior to the Closing Date of contributions by such tenants for operating expenses and/or taxes (collectively, "Tenant Items") which exceed the actual amount of such operating expenses and/or taxes payable by such tenants with respect to periods prior to the Closing Date shall be prorated as soon as such actual operating expenses and/or taxes are known, and Seller shall promptly pay to Purchaser upon demand the amount due as a result of such proration. Seller shall not have the right to sue for or take any other legal action relating to unpaid rents attributable to periods preceding the Closing Date. Seller agrees to cooperate with Purchaser in the preparation of the financial statements and other financial data respecting the ownership and operation of the Real Property for calendar year 2001, and if practicable 2002, and subsequent periods for which such statements and data must be prepared in order to compute, charge and prorate the Tenant Items. As soon as reasonably possible after the preparation of the aforesaid financial statements and data, Purchaser will render statements for the Tenant Items to the tenants and Residents of the Real Property under their respective Leases and Resident Agreements. From time to time as Purchaser receives payment of the Tenant Items from the tenants and/or Residents, Purchaser will retain amounts attributable to Tenant Items due Purchaser and will promptly remit to Seller that portion of the Tenant Items allocable to the Real Property prior to the Closing Date; and

                  (ix) All other items customarily apportioned in connection with the sale of similar properties similarly located.

            B. Apportionment of real property taxes, water rates and charges, sewer taxes and rents and vault charges shall be made on the basis of the most recently ended fiscal year of Seller for which such taxes, rents and charges were assessed. Purchaser agrees to assume liability for any real property tax rate, water rates or charges, sewer taxes or rents or vault charges fixed, for periods after the Closing Date.


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            C.  The amount of any of the unpaid taxes, assessments, water charges, sewer rents and vault charges which Seller is obligated to pay and discharge, with interest and penalties thereon (if any) to the Closing Date may, at Seller's option, be credited to Purchaser out of the balance of the Purchase Price, provided that official invoices therefor with interest and penalties thereon (if any) are furnished by Seller at the Closing and provided that the Title Company will mark same as paid and omit same as exceptions from Purchaser's title insurance policy.

            D. If any refund of real property taxes, water rates or charges, sewer taxes or rents or vault charges is made after the Closing Date covering a period prior to the Closing Date, the same shall be applied first to the reasonable out-of-pocket costs incurred in obtaining same and the balance, if any, of such refund shall, to the extent received by Purchaser, be paid to Seller (for the period prior to the Closing Date) and to the extent received by Seller, be paid to Purchaser (for the period commencing with the Closing Date).

            E. If there shall be any meters measuring water consumption or sewer usage at the Real Property (other than meters measuring water consumption or sewer usage for which Seller is obligated to pay directly to the taxing authority or utility), Seller shall attempt to obtain readings to a date not more than thirty (30) days prior to the Closing Date. If such readings are not obtained (and if such readings are obtained, then with respect to any period between such reading and the Closing Date), water rates and charges and sewer taxes and rents, if any, shall be apportioned based upon the last meter readings, subject to reapportionment when readings for the relevant period are obtained after the Closing Date.

            F. If any adjustment or apportionment is miscalculated at the Closing, or the complete and final information necessary for any adjustment is unavailable at the Closing, the affected adjustment shall be calculated as soon as practicable after the Closing. The provisions of this Article 7 shall survive through and including the date that is 120 days after the Closing Date.

                                   ARTICLE 8.

      Closing Deliveries.

            A. At the Closing, Seller shall deliver to Purchaser or shall cause the appropriate affiliate of Seller, including without limitation ILM II and Lease Corporation (as defined below), with an interest in the Assets to deliver, executed and acknowledged, as applicable:

                  (i) A Special Warranty Deed (or local equivalent in each relevant State) for each Real Property, reasonably acceptable to Purchaser;

                  (ii) A general bill of sale for the Personal Property, reasonably acceptable to Purchaser, conveying, as more particularly set forth therein, to Purchaser all of Seller's right, title and interest in and to the Personal Property;


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                  (iii)  Security deposits deposited under the Resident
      Agreements and the Leases (if any, together with accrued interest thereon) by, at Purchaser's option, (a) payment of the aggregate amount thereof to Purchaser, or (b) a credit to Purchaser against the Purchase Price;

                  (iv) A certification of nonforeign status, in form required by Section 1445 of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder;

                  (v) Notice of Cancellation of Facilities Lease Agreement to ILM II Lease Corporation ("Lease Corporation") and termination of any management and leasing agreements relating to the Assets;

                  (vi) Evidence of authority, good standing and due authorization of ILM II and Seller to entering into the within transaction and to perform all of its obligations hereunder, including, without limitation, the execution and delivery of all of the closing documents required by this Agreement, and setting forth such additional facts, if any, as may be needed to show that the transaction is duly authorized and is in conformity with ILM II's and Seller's organizational documents and applicable laws and to enable the Title Company to omit all exceptions and satisfy all requirements regarding Seller's standing, authority and authorization;

                  (vii) If required by the Title Company in order for the Title Company to issue the Title Policy to Purchaser with no exception for matters regarding Seller's authority to sell the Assets, the legal opinion of Greenberg Traurig, LLP in form and substance acceptable to the Title Company for such purpose (the "Authority Opinion");

                  (viii) Notice letter to Residents reasonably acceptable to Purchaser (the "Residents Notification Letter");

                  (ix) such title affidavits and indemnities required by the Title Company to enable the Title Company to issue the Title Policies as required hereby;

                  (x) a General Assignment and Assumption Agreement in form reasonably acceptable to Purchaser, assigning to Purchaser Seller's right, title and interest in and to the Surviving Contracts (as hereinafter defined), Intangible Property, the Claims, the Permits, and the Files and Records;

                  (xi) an Assignment of Leases in form reasonably acceptable to Purchaser, assigning to Purchaser Seller's right, title and interest in and to all of the Leases;

                  (xii) an Assignment of Resident Agreements in form reasonably acceptable to Purchaser, assigning to Purchaser Seller's and Lease Corporation's right, title and interest in and to all of the Resident Agreements;


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                  (xiii)  any required real estate transfer tax declaration or similar documents required in connection with any tax imposed by any governmental authority in connection with the transaction contemplated hereunder;

                  (xiv) a termination of the Master Lease between Seller and Lease Corporation, dated September 1, 1995, in form reasonably acceptable to Purchaser;

                  (xv) all originals (or copies if originals are not available) of the Leases, Resident Agreements, Contracts, Permits, keys and lock combinations with respect to the Real Property in the possession of ILM II and Seller;

                  (xvi) a Closing Statement setting forth the Purchase Price, the amounts of all prorated items and all credits, debits and costs contemplated by this Agreement; and

                  (xvii) such other instruments or documents which by the terms of this Agreement are to be delivered by ILM II and Seller at Closing.

            B. At the Closing, Purchaser shall deliver to Seller, executed and acknowledged, as applicable:

                  (i) The balance of the Purchase Price, less the Deposit (as prorated in accordance with Article 7) and all other amounts payable by Purchaser to Seller at the Closing pursuant to this Agreement;

                  (ii) Evidence of authority, good standing (if applicable) and due authorization of Purchaser to enter into the within transaction and to perform all of its obligations hereunder, including, without limitation, the execution and delivery of all of the closing documents required by this Agreement, and setting forth such additional facts, if any, as may be needed to show that the transaction is duly authorized and is in conformity with Purchaser's organizational documents and applicable laws;

                  (iii) A receipt for the security deposits paid over or credited to Purchaser at the Closing; and

                  (iv) Such other instruments or documents which by the terms of this Agreement are to be delivered by Purchaser at Closing.

            C. The acceptance of title to the Real Property by Purchaser shall be deemed to be full performance and discharge of any and all obligations on the part of Seller to be performed pursuant to the provisions of this Agreement, except as set forth in this Agreement including without limitation where such agreements and obligations are specifically stated to survive the Closing.


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                                    ARTICLE 9

      Cancellation of Contracts. Within ten (10) days after receipt by Purchaser of a list of all Contracts, Purchaser shall provide to Seller in writing a list of any Contracts that Purchaser desires cancelled (the "Cancelled Contracts"). Seller shall, prior to the Closing Date, cancel the Cancelled Contracts, provided, however, Seller shall not be obligated to cancel any Cancelled Contract which provides by its terms that such contract is cancelable upon no more than sixty (60) days' notice by Seller and without payment of a cancellation fee or any other consideration. The "Surviving Contracts" shall mean any Contracts, excluding the Cancelled Contracts. It is understood that the Management Agreement encumbering all of the Assets with Capital Senior Management 2, Inc., dated as of July 29, 1996 will be cancelled by Seller at or prior to Closing.

                                   ARTICLE 10.

      Right of Inspection.

            A. Purchaser, from time-to-time prior to the Closing and during regular business hours, upon reasonable notice to Seller, may inspect the Real Property, provided that (i) Purchaser shall not communicate with the Residents without the prior written consent of Seller, which consent shall reasonably be given by Seller, and (ii) Purchaser shall not perform any invasive tests with respect to the Real Property without the prior written consent of Seller in each instance, which consent shall be reasonably given. Any entry upon the Real Property shall be performed in a manner which is not materially disruptive to the Residents or the normal operation of the Real Property and shall be subject to the rights of the Residents. Purchaser shall (i) exercise reasonable care at all times that Purchaser shall be present upon the Real Property, (ii) at Purchaser's expense, observe and comply with all applicable laws and any conditions imposed by any insurance policy then in effect with respect to the Real Property and (iii) not engage in any activities which would violate the provisions of any permit or license pertaining to the Real Property. Seller shall have the right to have a representative of Seller accompany Purchaser during any such communication or entry upon the Real Property and shall make such representative available at all reasonable times.

            B. Purchaser hereby agrees to indemnify, defend and hold Seller, its officers, shareholders, directors, employees, advisors, attorneys and agents harmless from and against any and all liability, loss, cost, judgment, claim, damage or expense (including, without limitation, attorneys' fees and expenses), resulting from or arising out of the entry upon the Real Property by Purchaser and any of its employees, agents, consultants, contractors or advisors. The foregoing indemnification shall survive for a period of six months from the Closing or the termination of this Agreement.

            C. As a condition precedent to entering the Real Property in connection with any inspection, Purchaser shall maintain or cause to be maintained, at Purchaser's sole cost and expense, a policy of comprehensive general public liability and property damage insurance by an insurer or syndicate of insurers reasonably acceptable to Seller: (a) with a combined single limit of not less than One Million Dollars ($1,000,000.00) general liability and Two Million Dollars ($2,000,000.00) excess umbrella liability, (b) insuring Purchaser, Seller, their respective affiliates, Seller's lender and any other person or entity related to Seller or involved with the transaction contemplated by this Agreement (such additional persons or entities to be designated


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in writing by Seller), as additional insureds, against any injuries or damages to persons or property that may result from or are related to (x) Purchaser's entry upon the Real Property and (y) any inspection or other activity conducted thereon by representatives or agents of Purchaser and (c) containing a provision that "insurance provided by Purchaser hereunder shall be primary and noncontributing with any other insurance available to Seller." Purchaser shall deliver evidence of such insurance coverage to Seller prior to the commencement of the first inspection and evidence of continued coverage prior to any subsequent inspection, which evidence shall be acceptable to Seller in its reasonable discretion.

            D. Notwithstanding any provision in this Agreement to the contrary, unless required by applicable law or regulation, or except in the course of conducting a customary Phase I Environmental Assessment of the Real Property, neither Purchaser nor any representative or agent of Purchaser shall contact any Federal, state, county, municipal or other department or governmental agency regarding any Hazardous Materials on, or the environmental condition of, the Real Property without Seller's prior written consent thereto. In addition, if Seller's consent is obtained by Purchaser, Seller shall be entitled to receive at least five (5) business days prior written notice of the intended contact and shall be entitled to have a representative present when Purchaser has any such contact with any governmental official or representative.

            E. Concurrently with the Inspection Period (as defined below), Purchaser is entitled to make any other reviews and studies of the Assets, including market studies, physical inspections, compliance with laws reviews and other analysis to determine if the Assets are suitable for Purchaser's purposes, at which time the Deposit is not at risk. Purchaser can extend the Closing Date one or more times (with a resulting extension of the Inspection Period) for an aggregate of an additional sixty (60) days from the originally scheduled Closing Date if timely reports, materials, surveys, licenses are not received or any other matters are not satisfactory to Purchaser in Purchaser's sole discretion. The "Inspection Period" shall mean the period beginning on the date of this Agreement and ending five (5) days prior to the Closing Date, as such Closing Date may be extended as provided above. Notwithstanding the foregoing, if Purchaser elects to extend the Inspection Period beyond January 31, 2002, on January 31, 2002 Purchaser at its sole option will either waive its right to terminate this Agreement in accordance with this Section 10 E. or permit Seller to enter into a backup contract with a third party purchaser, which contract shall be expressly subject and subordinate in all respects to the terms and conditions of this Agreement and shall allow the purchaser thereunder to acquire the Assets only if Purchaser terminates this Agreement. If Purchaser is not satisfied with any aspect of the Assets, Purchaser shall have the right, in its sole and absolute discretion and upon notice to Seller (the "Termination Notice"), to terminate this Agreement at any time during the Inspection Period, in which event the Deposit plus accrued interest shall be immediately paid to Purchaser and neither party shall have any additional obligations under this Agreement other than those obligations that expressly survive termination. Notwithstanding anything to the contrary set forth in this Agreement, upon delivery by Purchaser of the Termination Notice as provided above, Escrow Agent shall be required and is hereby authorized to deliver the Deposit and all accrued interest to Purchaser without the prior consent, notice or approval of Seller.

                                  ARTICLE 11.

      Title Insurance.

            A. Survey. Within three days of the date hereof Seller shall deliver to Purchaser whatever surveys that Seller has in its file of each Property (the "Surveys") showing the location of all improvements, easements, encroachments and other matters.

            B. Evidence of Title. Purchaser shall obtain as expeditiously as possible, but in no event later than twenty-one (21) days after the date hereof, a report of title for the Real Property issued by the Title Company (the "Title Report"). At Closing, Purchaser and Seller shall each pay one half to the Title Company (with Seller's portion not to exceed $75,000.00) of the entire amount of the premium payable for an ALTA owner's title insurance policy and endorsements reasonably required by Purchaser, without standard exceptions for parties in possession, mechanics' liens, and matters of survey, and subject only to the Permitted Exceptions, in the amount of the Purchase Price, naming Purchaser as the insured (the "Title Policy"), and Title Company shall mark up and acknowledge the Title Report so as to constitute a Title Policy as of the Closing Date. The legal descriptions embodied within said Title Reports shall conform in all respects to the Surveys. Seller, to the extent available, will deliver to Purchaser any ALTA survey and title policy it may have in its possession.

            C. Objections to Title. For purposes of this Agreement, the term "Permitted Exceptions" means those exceptions set forth in the Title Reports which are not objected to by Purchaser pursuant to this Paragraph C. In no event shall Permitted Exceptions include the standard exceptions set forth in the Title Reports for parties in possession mechanics' liens, and matters of survey. In the event the Title Reports contain any exceptions to title, Purchaser shall have fifteen (15) days from and after the receipt of all of the Title Reports to approve or object to the condition of title disclosed in the Title Reports. Purchaser's approval of any such exceptions to title which are not Permitted Exceptions shall be a condition precedent to Purchaser's obligation to close the transaction contemplated by this Agreement, which condition Purchaser reserves the right to waive. Any exceptions to which Purchaser does not object in writing during the 15-day period shall be deemed approved. If objection to the title is made, Purchaser shall give Seller ten (10) days from the date it is notified in writing of the particular defects claimed, either, as Seller shall elect, (a) to remedy the title matter or (b) to obtain title insurance as required above, and
(c) to decline to remedy (if permitted below and under Paragraph E) the title matter or obtain title insurance as required above. If Seller elects the option described in clause (c) above and, if Purchaser has not elected to waive such defect, the Deposit, plus accrued interest, shall be refunded to Purchaser forthwith in full termination of this Agreement. Provided all other conditions precedent set forth in Article 8 of this Agreement have been met to Purchaser's satisfaction or have been waived by Purchaser, if Seller remedies the title or obtains a Title Policy acceptable to Purchaser within the time specified, Purchaser agrees to complete the sale, and if Seller is unable to remedy the title matter or obtain title insurance within the time specified, or obtain a waiver from Purchaser, the Deposit plus accrued interest, shall be refunded forthwith in full termination of this Agreement. Other than as set forth under Paragraph E below and (i) mechanics' liens for which Seller or any occupant of the Real Property is liable, (ii) judgment liens against Seller and (iii) any mortgages or deeds of trust encumbering all or any portion of the Assets, which Seller must cure ("Seller's Encumbrances"), Seller shall have no obligation to cure Purchaser's objections. The termination of this Agreement and the refund of the Deposit shall be Purchaser's sole remedy for Seller's failure to cure an objection other than Seller's Encumbrances and those matters required to be satisfied pursuant to Paragraph E below. Purchaser shall have the right to notify Title Company of any matters materially affecting the titles to the Real Property which have not been disclosed by the Title Reports after reviewing same with Seller and permitting Seller the opportunity to cure or dispose of same. In the event such matters, in the opinion of Purchaser adversely affect the title to Property, Purchaser shall have the right to object to the condition of the title as provided herein promptly within three days after Purchaser has actual notice or knowledge thereof. If Seller has not cured any of Seller's Encumbrances, then Purchaser has the right to pay off the encumbrance and deduct the amounts paid from the Purchase Price.

            D. Notwithstanding anything to the contrary contained in Article 11(A) of this Agreement, if the Title Report discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller, Seller, on reasonable request, shall deliver to Purchaser or Title Company affidavits, if truthful, to the effect that such judgments, bankruptcies or other returns are not against Seller, in form and substance sufficient to permit removal of same as exceptions in Purchaser's title policy.

            E. If the Title Report discloses exceptions (other than the Permitted Exceptions) which (i) may be removed solely by reference to Seller's existing title policy, or (ii) became of record subsequent to the date hereof and are attributable to the action or inaction of Seller, or (iii) may be removed or satisfied by the payment of a liquidated sum of money not in excess of One Million Dollars ($1,000,000) in the aggregate, then Seller shall remove such exceptions. Notwithstanding the foregoing, Seller, at its option in lieu of satisfying such exceptions, may deposit with Title Company such amount of money and provide such documentation, affidavits and indemnities as may be reasonably requested by Title Company to induce it to insure Purchaser in a manner reasonably acceptable to Purchaser against collection of such liens and/or encumbrances, including interest and penalties, out of or against the Assets, in which event such exceptions shall not be objections to title.

            F. Seller shall be entitled to one or more adjournments, not to exceed thirty (30) days in the aggregate, of the Closing Date to remove any exceptions to title which Seller is obligated to remove, provided that such adjournment may not extend beyond the expiration of any financing commitment provided to Purchaser or an affiliate of Purchaser in connection the transactions contemplated by this Agreement ("Financing Commitment").

            G. Seller and Purchaser shall each pay one-half of (not to exceed $75,000 on the part of Seller) of the costs of examination of title and any owner's or mortgagee's policy of title insurance to be issued insuring Purchaser's title to the Assets, as well as all other title charges, survey fees, and recording charges incident to the Closing.

                                  ARTICLE 12.

      Return of Deposit. Subject to Seller's obligations under Article 11 of this Agreement and subject to Article 20 of this Agreement, if Seller is unable to convey title in accordance with the terms of this Agreement or if, in accordance with the terms of this Agreement, Purchaser is entitled to and elects to terminate this Agreement, then this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder, except that Escrow Agent shall refund to Purchaser the Deposit (together with all interest thereon, if any) and neither party to this Agreement shall thereafter have any further right or obligation hereunder, except for the rights and obligations hereunder, which survive the termination hereof.

                                   ARTICLE 13.

      Purchaser's Default. After the expiration of the Inspection Period, if Purchaser shall default hereunder or shall fail or refuse to perform its obligations in accordance with this Agreement, the parties hereto agree that Seller's sole remedy shall be to terminate this Agreement and retain the Deposit as liquidated damages. Upon such termination, neither party to this Agreement shall have any further rights or obligations hereunder except subject to Article 16, Escrow Agent shall deliver to Seller and Seller shall retain the Deposit as liquidated damages. It is expressly understood and agreed that in the event of Purchaser's default, Seller's damages would be impossible to ascertain and that the Deposit constitutes a fair and reasonable amount of compensation in such event and in no event shall the delivery of the Deposit be construed as punitive damages.

                                  ARTICLE 14.

      Representations and Warranties.

            A. Seller hereby represents and warrants to Purchaser that as of the date hereof and also at the Closing Date:

                  (i) Schedule 14(A)(i) sets forth a true, correct and complete list of the Leases and Resident Agreements. Seller has delivered to Purchaser a true and correct copy of all of the Leases and if requested will provide copies of all Resident Agreements. With respect to each Lease and Resident Agreement,
(i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) except as set forth in the rent roll delivered to Purchaser, to the best of Seller's knowledge no party is in breach or default, and no event has occurred which with notice or lapse of time, or both, would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement;

                  (ii) Schedule 14(A)(ii) sets forth a true and correct list of the Contracts. Seller has made available to Purchaser a true and correct copy of all of the Contracts and if requested will provide copies regarding same. With respect to each Contract, to Seller's knowledge (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; and (ii) to the best of Seller's knowledge no party is in breach or default, and no event has occurred which with notice or lapse of time, or both, would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement;

                  (iii) Attached hereto as Schedule 14(A)(iii) are true and correct copies of an audited balance sheet and statement of income for Seller and a statement of income and statement of cash flows (including rent rolls) for the most recent fiscal year on an individual Property basis (the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position and results of the Real Property, as of such dates and its results of operations and cash flows for such periods, in accordance with applicable law and generally accepted accounting principles consistently applied.

                  (iv) Seller is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; Seller has taken all action required to authorize, execute, deliver and, subject to obtaining any consents or waivers required to be obtained prior to Closing in order to transfer any licenses, perform this Agreement and to make all of the provisions of this Agreement valid and enforceable and has caused this Agreement to be executed by a duly authorized officer of Seller;

                  (v) This Agreement and all documents to be delivered to Purchaser by Seller at the Closing: are, and at the time of the Closing will be, duly authorized, validly executed and delivered by Seller; do, and at the time of the Closing will, constitute the legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally; do not conflict with any provision of any law or regulation to which Seller is subject or violate any provision of any agreement, Permit or judicial order to which Seller is a party or to which Seller or the Real Property is subject and do not require any approval or consent of or notice to any person entity, or governmental agency or authority, other than those actions relating to the transfer of licenses for the Assets to Purchaser. The representations and warranties contained in this Article 14 A. (v) shall survive Closing;

                  (vi) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code;

                  (vii) Seller has not received written notice of any pending or threatened condemnation actions with respect to the Real Property or any part thereof;

                  (viii) Except as set forth in Schedule 14(A)(vii) there are no actions, suits or proceedings pending against Seller or the Real Property in any court of law or in equity or before any court, administrative agency, commission or other public governmental authority;

                  (ix) To Seller's knowledge, all of the Real Property is duly licensed and currently complies with licensing under applicable state and local laws to operate the Assets in the manner it is presently being operated. Other than the Violations, Seller has not received any notices of violations of any laws or regulations;

                  (x) There are no unsatisfied judgments, orders or decrees of any kind against Seller and no legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any Governmental Authority which has, or is likely to have, any material adverse effect on (a) the business or assets or the condition, financial or otherwise, of Seller or (b) the ability of Seller to perform its respective obligations under this Agreement; and

                  (xi) Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Seller. No general assignment of any of Seller's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee or similar appointee has been appointed for Seller or any of Seller`s respective properties. Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent. Seller has now and will have as of the Closing Date sufficient capital or net worth to meet its current obligations as they come due.

                  (xii)  Environmental Matters.

                         (a)   To Seller's  knowledge,  Seller has not violated
any Relevant Environmental Laws with respect to the Real Property or otherwise and neither Seller nor, to Seller's knowledge any other person has been or is involved in activities at any portion of the Real Property that could reasonably be expected to result in (x) any violations of Relevant Environmental Laws, or
(y) the creation of a lien under any Relevant Environmental Law on any portion of the Real Property;

                         (b)   Seller has not  received any notice of any claim
or citation of noncompliance with respect to any violation of Relevant Environmental Laws and, to Seller's knowledge, there are no facts, circumstances, conditions or occurrences on the Real Property that could reasonably be expected to result in the violation of any such Relevant Environmental Laws or cause to be subject to any restrictions on the existing or contemplated development, use or transferability thereof under any Relevant Environmental Laws.

                  (xiii) To Seller's knowledge, the Real Property and the uses thereof comply in all material respects with all applicable building and zoning ordinances and codes.

                  (xiv) No Governmental Authority having jurisdiction over Seller or the Real Property has issued any citations with respect to any material deficiencies or other matters that fail to conform to applicable statutes, regulations or ordinances and that have not been corrected as of the date hereof or that shall not have been corrected on or prior to the Closing. Seller has not received written or oral notice from any agency supervising or having authority over the Real Property or services provided at the Real Property requiring such Property or any service, staff, or practice provided at the Real Property to be modified, restricted or conditioned as to service or eligibility or be reworked or redesigned or additional furniture, fixtures, equipment or inventory to be provided at the Real Property so as to conform or comply with any existing in any applicable law, code or standard.

                  (xv) Seller has no employees who work at or provide services to the Real Property.
                  (xvi) Seller does not directly or indirectly own any assets other than the Assets.

            B. ILM II hereby represents and warrants to Purchaser that as of the date hereof and also at the Closing Date:

                  (i) ILM II is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; ILM II has taken all action required to authorize, execute, and deliver this Agreement and each document to be delivered by ILM II and/or Seller hereunder and to make all of the provisions of this Agreement valid and enforceable and has caused this Agreement to be executed by a duly authorized officer of ILM II;

                  (ii) This Agreement and all documents to be delivered to Purchaser by ILM II and/or Seller at the Closing: are, and at the time of the Closing will be, duly authorized, validly executed and delivered by ILM II; do, and at the time of the Closing will constitute the legal, valid and binding obligations of ILM II enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally; do not conflict with any provision of any law or regulation to which ILM II is subject or violate any provision of any agreement, Permit or judicial order to which ILM II is a party or to which ILM II or the Real Property is subject and do not require any approval or consent of or notice to any person entity, or governmental agency or authority, other than those actions relating to the transfer of licenses for the Assets to Purchaser. The execution and delivery of this Agreement and the sale of Assets hereunder do not require the approval of the shareholders of ILM II. The representations and warranties contained in Article 14 B. (i) and (ii) shall survive Closing;

                  (iii) There are no unsatisfied judgments, orders or decrees of any kind against ILM II and no legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any Governmental Authority which has, or is likely to have, any material adverse effect on (a) the business or assets or the condition, financial or otherwise, of ILM II or (b) the ability of ILM II to perform its obligations under this Agreement;

                  (iv) ILM II has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against ILM II. No general assignment of any of ILM II's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee or similar appointee has been appointed for ILM II or any of ILM II's respective properties. ILM II is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render ILM II insolvent. ILM II has now and will have as of the Closing Date sufficient capital or net worth to meet its current obligations as they come due; and

                  (v) ILM II does not directly or indirectly own any assets other than its interests in Seller.

            C. Purchaser represents and warrants to Seller that, as of the date hereof:

                  (i) Purchaser is a limited liability company duly organized, validly existing in and good standing under the laws of the State of Delaware and, is and in good standing and qualified to do business under the laws of Delaware; and Purchaser has taken all action required to execute, deliver and perform this Agreement and to make all of the provisions of this Agreement valid and enforceable obligations against Purchaser has caused this Agreement to be executed by a duly authorized officer of Purchaser, as applicable;

                  (ii) This Agreement and all documents which are to be delivered to Seller by Purchaser, as applicable, at the Closing: are, or at the time of Closing will be, duly authorized, executed and delivered by Purchaser, as applicable; are, or at the time of Closing will be, legal, valid and binding obligations of Purchaser, as applicable, enforceable in accordance with their terms against Purchaser, as applicable, subject to general principles of equity and bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally; and do not conflict with any provision of any law or regulation to which Purchaser is subject, violate any provision of any judicial order to which Seller is a party or to which Seller is subject;

                  (iii) There are no unsatisfied judgments, orders or decrees of any kind against Purchaser and no legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any Governmental Authority which has, or is likely to have, any material adverse effect on (a) the business or assets or the condition, financial or otherwise, of Purchaser or (b) the ability of Purchaser to perform its respective obligations under this Agreement; and

                  (iv) Purchaser has filed no petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Purchaser. No general assignment of any of Purchaser's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee or similar appointee has been appointed for Purchaser or any of their respective properties. Purchaser is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent. Purchaser has now and will have as of the Closing Date sufficient capital or net worth to meet its current obligations as they come due. Purchaser certifies that any financial statements and any financial statements of Purchaser or any affiliate of Purchaser, as applicable, submitted to Seller have been prepared in accordance with generally accepted accounting principles recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, or any successors thereto, and are true and correct and that no circumstances have occurred or come to the attention of Purchaser since the date thereof which would have a material adverse effect on the financial condition of Purchaser or such affiliate as indicated on any such financial statements delivered to Seller.

                  (v) Purchaser has never been denied a license to operate assisted living facilities by any state, county or municipal regulatory agency.

            D. Except as otherwise provided in this Agreement, all representations and warranties of Seller contained in this Agreement or in any certificate or instrument delivered by Seller to Purchaser pursuant to or in connection with this Agreement shall be true and correct at the Closing (without regard to any knowledge or similar qualifier) but shall not survive the Closing. No action based on any representation, warranty or obligation that survives the Closing shall be commenced after the expiration of the period of time by which such representation or obligation survives the Closing, if any.

                                  ARTICLE 15.

      Condemnation and Destruction.

            A. If, prior to the Closing Date, all or any "Significant Portion" (as hereinafter defined) of all or any of the Real Property is taken, or rendered unusable for its current purpose or reasonably inaccessible by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement upon written notice to Seller delivered not later than five (5) days after receipt of Seller's notice. For purposes of this Article 15(A) and Article 15(B) hereof, a "Significant Portion" shall mean twenty-five percent (25%) or more in the aggregate of the area of any parcel of the Land when used in the context of a taking and $50,000 of damages to one or more Facilities when used in the context of a casualty. If this Agreement is terminated as aforesaid, neither party shall have any further rights or obligations hereunder except that Escrow Agent shall refund to Purchaser the Deposit. If Purchaser does not elect to terminate this Agreement, or if the portion of the Real Property which is taken or rendered unusable or reasonably inaccessible by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated) is not a Significant Portion of the Real Property, Purchaser shall accept so much of the Real Property as remains after such taking with no abatement of the Purchase Price, and at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller's interest in and to all awards for such taking by eminent domain.

            B. If, prior to the Closing Date, a Significant Portion of any or all of the Real Property is destroyed by fire or other casualty, Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement upon ten (10) days notice to Seller given not later than five (5) days after receipt of Seller's notice. If Purchaser shall elect to terminate this Agreement as aforesaid and Seller shall not notify Purchaser within such ten (10)
day period of its intention to make such repairs, this Agreement shall terminate and neither party shall have any further rights or obligations hereunder except that Escrow Agent shall refund to Purchaser the Deposit (together with all interest thereon, if any). If Purchaser does not elect to terminate this Agreement as provided above, or if the portion of the Real Property so damaged or destroyed is not a Significant Portion of the Real Property, Purchaser shall accept the Real Property in its then "as is" condition with no abatement of the Purchase Price, and at the Closing, Seller shall assign to Purchaser, and Purchaser shall be entitled to receive, all of Seller's interest in and to all casualty insurance proceeds payable in connection with such casualty (except that the proceeds of any business interruption or rental value insurance payable to Seller shall be apportioned as of the Closing Date), and, Purchaser shall receive a credit against the Purchase Price at the Closing in the amount of any loss deductible in connection with casualty coverage.

                                   ARTICLE 16.

      Escrow.

            A. The Deposit shall be held in escrow by Escrow Agent upon the following terms and conditions:

                  (i)   Escrow   Agent   shall   deposit  the  Deposit  in  an
interest-bearing account or invest the Deposit in a money market or monetary fund;

                  (ii) Escrow Agent shall deliver to Seller the Deposit (together with all interest thereon, if any) at and upon the Closing; and

                  (iii) If this Agreement is terminated in accordance with the terms hereof, or if the Closing does not take place under this Agreement by reason of the failure of either party to comply with such party's obligations hereunder, Escrow Agent shall pay the Deposit (together with all interest thereon, if any) to Seller and/or Purchaser, as the case may be, in accordance with the provisions of this Agreement.

            B.    It is agreed that:

                  (i) The duties of Escrow Agent are only as herein specifically provided, and, except for the provisions of Article 16(C) hereof, are purely ministerial in nature, and Escrow Agent shall incur no liability whatsoever except for its own willful misconduct or gross negligence;

                  (ii) Escrow Agent shall not be liable or responsible for the collection of the proceeds of any checks used to pay the Deposit;

                  (iii) In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either of the other parties or their successors;

                  (iv) Escrow Agent may assume that any person purporting to give any notice of instructions in accordance with the provisions hereof has been duly authorized to do so;

                  (v) Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by it, Seller and Purchaser;

                  (vi) Except as otherwise provided in Article 16(C) hereof, Seller and Purchaser shall jointly and severally reimburse and indemnify Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith, including reasonable attorneys' fees and disbursements, incurred without willful misconduct or gross negligence on the part of Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability arising out of or relating to this Agreement;

                  (vii) Each of Seller and Purchaser hereby releases and forever discharges Escrow Agent from any liability arising out of any act done or omitted to be done by Escrow Agent in good faith in the performance of its duties hereunder; and

                  (viii) Escrow Agent may resign for any reason upon ten (10) days written notice to Seller and Purchaser. If a successor Escrow Agent is not appointed by Seller and Purchaser within such ten (10) day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

            C. Escrow Agent is acting as a stakeholder only with respect to the Deposit. Escrow Agent, except (i) in the event of the Closing, (ii) in connection with a Termination Notice by Purchaser in accordance with Article 10
E. or (iii) if the Deposit is required to be delivered to Purchaser pursuant to
Article 20 B., shall not deliver the Deposit except on seven (7) days' prior written notice to the parties and only if neither party shall object within such seven (7) day period. If there is any dispute as to whether Escrow Agent is obligated to deliver all or any portion of the Deposit or as to whom such Deposit is to be delivered, Escrow Agent shall not make any delivery, but in such event Escrow Agent may hold the same until receipt by Escrow Agent of an authorization in writing, signed by all of the parties having any interest in such dispute, directing the disposition of the Deposit (together with all interest thereon, if any), or in the absence of such authorization, Escrow Agent may hold the Deposit (together with all interest thereon, if any), until the final determination of the rights of the parties in an appropriate proceeding. Notwithstanding the foregoing if Purchaser delivers a Termination Notice in accordance with Article 10 E. or if Purchaser delivers notice to Escrow Agent that the Deposit is required to be paid to Purchaser pursuant to Article 20 B. of the Agreement, Seller authorizes and directs Escrow Agent to immediately deliver the Deposit to Purchaser without the necessity of any prior notice or consent by Seller. If such written authorization is not given or proceedings for such determination are not initiated within thirty (30) days after the date Escrow Agent shall have received written notice of such dispute, and thereafter diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit (together with all interest thereon, if any), with a court of competent jurisdiction pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Deposit, or if the Deposit is split between the parties hereto, such costs of Escrow Agent shall be split, pro rata, between Seller and Purchaser, in inverse proportion to the amount of the Deposit received by each. Upon making delivery of the Deposit (together with all interest thereon, if any), in the manner provided in this Agreement, Escrow Agent shall have no further obligation or liability hereunder.

            D. Escrow Agent has executed this Agreement solely to confirm that Escrow Agent has received the Deposit (if the Deposit is made by check, subject to collection) and will hold the Deposit, in escrow, pursuant to the provisions of this Agreement.

                                  ARTICLE 17.

      Covenants.

            A. ILM II and Seller each agrees that, prior to the Closing, it shall:

                  (i) Not allow any new Resident Agreement to be entered into other than at market rate rent and in the ordinary course of business, and which Resident Agreement contains provisions consistent with the current standard form of Resident Agreement;

                  (ii) Not allow any new Lease or Contract to be entered into or amend, modify or terminate any existing Lease or Contract;

                  (iii) Not create, incur or suffer to exist any mortgage, deed of trust, lien, pledge or other encumbrance in any way affecting any portion of the Real Property;

                  (iv) Maintain and operate the current insurance coverages on the Real Property;

                  (v) Maintain and operate the Assets in its current condition, reasonable wear and tear excepted; provided, however, that notwithstanding the foregoing, Seller shall not be required to spend more than One Hundred Thousand Dollars ($100,000) between the date of this Agreement and the Closing Date on repairs and replacements to the Improvements, including, but not limited to, materials, labor, supervision and overhead;

                  (vi) Continue to have paid all payroll expenses, taxes and assessments, water and sewer charges, utilities and obligations under the Contracts; and

                  (v) Not (and not permit any agent, partner or affiliate to) offer to sell, finance, joint venture or otherwise dispose of (or solicit or accept any such offer involving the sale, financing, joint venture or disposition of) the Assets or any interest therein (whether directly or indirectly, debt or equity) or negotiate or otherwise enter into discussions for the sale, financing, joint venture or disposition of all or any part of the Assets or any interest therein (whether directly or indirectly, debt or equity) as applicable, with any other party.

            B. Each of ILM II, Seller and Purchaser shall take all reasonable actions necessary to comply promptly with all Legal Requirements which may be imposed on it with respect to this Agreement (including furnishing all information in connection with approvals of or filings with any Governmental Entity) and shall cooperate with and furnish information in connection with any such requirements imposed upon ILM II, Seller, and/or Purchaser. Each of ILM II, Seller and Purchaser shall take all reasonable actions necessary to obtain (and shall cooperate with the other in obtaining) each consent, authorization, order or approval of, and each exemption by, each Governmental Entity and other person or entity, required to be obtained or made by the parties hereto in connection with this Agreement or the taking of any action contemplated hereby or thereby. If Purchaser at the Closing Date has not been issued any necessary licenses from applicable state or local government entities required to operate the Assets as senior living facilities in the manner currently operated, Purchaser may terminate this Agreement. Notwithstanding the foregoing, if a required license is not obtained on not more than one of the Real Properties (such Real Property, the "Excluded Asset"), Purchaser and Seller agree to have a closing on those Real Properties which have received the necessary licenses and satisfied all other closing requirements and the Purchase Price shall be reduced in an amount equal to the allocated Purchase Price of the Excluded Asset. Closing on the Excluded Asset, shall occur within ten (10) business days after receipt of the necessary licenses for such Asset and the satisfaction of all conditions to Closing applicable to such Excluded Asset.

            C. Until Closing, Seller may modify or update any representation or warranty in this Agreement which reflects any matters arising subsequent to the date hereof by giving written notice to Purchaser of such modification or update ("Seller's Update Notice"). The representations and warranties contained in
Article 14 as so modified or updated shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at the Closing. If Purchaser receives notice or knowledge (pursuant to Seller's Update Notice or otherwise) after the date hereof and prior to the Closing Date of any matter which would make any of the representations and warranties set forth in Article 14 untrue or inaccurate in any respect materially adverse to Purchaser, Purchaser shall promptly notify Seller of such matter ("Purchaser's Update Notice"), except if such matter was set forth in Seller's Update Notice. Seller shall have until the date that is the later of the originally scheduled Closing Date or thirty (30) days from the date of delivery of Seller's Update Notice or the receipt of Purchaser's Update Notice to cure such untruth or inaccuracy. The Closing Date automatically shall be extended to such thirtieth
(30th) day after delivery of Seller's Update Notice to Seller or receipt of Purchaser's Update Notice by Seller to permit such cure by Seller, provided that such date shall not be later than the expiration of any Financing Commitment and provided further that Seller shall have no such cure or extension right if the applicable matter is not reasonably capable of being cured during such period. If such untruth or inaccuracy is not cured by the Closing Date (as same may be extended in accordance with this Agreement), then Purchaser, as its sole and exclusive remedy (provided Seller has complied with its obligations in the prior sentence) but without limiting Purchaser's remedies set forth in Article 20 B. shall have the right to either: (a) terminate this Agreement by written notice to Seller, in which case Escrow Agent shall return the Deposit (together with all interest thereon, if any) to Purchaser and neither party to this Agreement shall thereafter have any further rights or obligations hereunder; or (b) consummate all actions contemplated to be completed at the Closing and receive a credit in the lesser of: (I) the amount of actual damages sustained by Purchaser due to any and all such materially adverse untruths and inaccuracies; and (II) the difference between Five Hundred Thousand Dollars ($500,000) and all documented, out-of-pocket costs, in the aggregate, previously incurred by Seller to cure any and all such materially adverse untruths and inaccuracies. Purchaser's failure to notify Seller that any of Seller's representations or warranties are materially untrue or incorrect or that Seller has not materially complied with any of its agreements on or before the Closing Date shall be deemed a waiver by Purchaser thereof, if Purchaser had actual knowledge of such inaccuracy or breach as of the Closing Date. For the purposes of this Article 17(B) "material" shall mean any state of facts the restoration of which to the condition represented or warranted by Seller under this Agreement would cost in excess of $50,000 or could decrease the value of the Assets by Fifty Thousand Dollars ($50,000) or more.

                                  ARTICLE 18.

      Closing Costs.

            A. Closing Costs. Seller shall pay all charges required under applicable law or customarily attributable to sellers of assets similar to Assets including without limitation, state, county, or municipal transfer taxes which are not required to be paid by Purchaser under applicable law or custom. Purchaser shall pay all charges required under applicable law or customarily attributable to purchasers including, without limitation, all recordation charges for the Deeds, and state, county or municipal transfer taxes and fees which are not required to be paid by Seller under applicable law or custom. Seller and Purchaser shall equally share the cost of the premiums for the title insurance with Seller's portion not to exceed $75,000. The parties shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisers.

            B.  The provisions of this Article 18 shall survive the Closing.

                                  ARTICLE 19.

            A. Conditions Precedent To Seller's Obligations. The obligation of Seller to consummate the Closing is subject to the satisfaction (or waiver by Seller) as of Closing of the following conditions:

                (i) Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

                (ii) Seller shall have received all of the deliveries required under Article 8(B).

            B. Conditions Precedent to Purchaser's Obligations. The obligation of Purchaser to consummate the Closing is subject to the satisfaction (or waiver by Purchaser) as of Closing of the following conditions:

                (i) Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects (without regard to any knowledge or similar qualifiers) when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

                (ii) Seller shall have performed or complied with each obligation and covenant required by this Agreement to be performed or complied with by Seller on or before Closing.

                (iii) If the sale of the Assets or any portion thereof to Purchaser requires the approval of any Government Authority, such approval shall have been obtained.

                (iv) Purchaser shall have received all of the documents required to be delivered by Seller under Article 8 (A).

                                  ARTICLE 20.

      A. Seller's Inability to Perform; Seller's Default. If Seller shall default in its obligation to convey the Assets to Purchaser in accordance with the terms of this Agreement, then Purchaser, at its sole option, may either (i) terminate this Agreement, in which event Escrow Agent shall refund to Purchaser the Deposit (and all interest thereon, if any) and neither party shall thereafter have any further rights or obligations hereunder or (ii) bring an action against Seller for specific performance. In the event of Seller's Willful Default (as defined below), Purchaser shall be entitled to all remedies at law or at equity. In addition to all rights and remedies of Purchaser contained herein, in the event Seller shall default in its obligation to convey the Assets to Purchaser in accordance with the terms of this Agreement including without limitation as set forth in Article 20 B. below, then Purchaser shall be entitled
(i) to receive the promissory note in the amount of $400,000 made by ILM II (the "Escrowed Note") and held by TSNY Agency of New York City, Inc., as agent for Fidelity National Title Insurance Company, pursuant to the letter agreement dated September 24, 2001 between Blackstone Real Estate Acquisitions III L.L.C. and ILM II and Purchaser and (ii) to make demand upon the Escrowed Note and receive payment of the $400,000 due under the Escrowed Note. "Seller's Willful Default" shall mean Seller's willful refusal to perform its obligation to convey the Assets to Purchaser in accordance with the terms of this Agreement, provided: (1) the reasons for such refusal do not include conditions beyond Seller's control or the unmarketability of title; and (2) Purchaser has satisfied all conditions required to be satisfied by it under this Agreement, is not otherwise in default under this Agreement and is ready, willing and able to deliver the Purchase Price due Seller under this Agreement.

      B. Breach of Certain Representations and Warranties; Shareholder Event. Notwithstanding any provision of this Agreement (i) In the event that any shareholder of ILM II or Seller or any other party (other than Purchaser) seeks to void or otherwise invalidate this Agreement or to enjoin the transactions contemplated hereby for any reason whatsoever (any such event, a "Shareholder Action") then Purchaser shall be entitled to terminate this Agreement and receive the return of the Deposit (and all interest thereon, if any), and ILM II and Seller (on a joint and several basis) shall pay to Purchaser the amount of $2,000,000 (the "Shareholder Event Payment") as liquidated damages and not as a penalty. Notwithstanding the foregoing, ILM II and Seller shall not be required to pay the Shareholder Event Payment if on the Closing Date (a) no court order enjoining or otherwise impeding the transactions contemplated by this Agreement is in effect and (b) no action is pending (i) which, if adversely determined, could result in the unwinding of the sale of the Assets or subject Purchaser to damages or other liabilities or (ii) which challenges the validity of this Agreement or the transactions contemplated hereby. If a Shareholder Action is pending on the then scheduled Closing Date and the then scheduled Closing Date is prior to March 1, 2002, the Inspection Period and the Closing Date shall automatically be extended through and including March 1, 2002.

           (ii) The Shareholder Event Payment shall be paid to Purchaser in immediately available funds by wire transfer on the earlier to occur of (a) March 1, 2002 and (b) the date of an order by a court of competent jurisdiction ordering that the transactions contemplated by this Agreement shall not be completed in accordance with this Agreement. Upon a termination of this Agreement as provided above, neither party to this Agreement shall have any further rights or obligations hereunder except, Escrow Agent shall deliver to Purchaser and Purchaser shall retain the Deposit and the Escrowed Note and ILM II and Seller shall deliver to Purchaser the Shareholder Event Payment as set forth herein. It is expressly understood and agreed that in the event of such Shareholder Action or the failure of the Authority Opinion to be delivered if required as provided below, damages would be impossible to ascertain and that the Shareholder Event Payment constitutes a fair and reasonable amount of compensation in such events and in no event shall the delivery of the Shareholder Event Payment be construed as punitive damages.

           (iii) In addition to the circumstances described above, if the Authority Opinion is required to be delivered in accordance with Article 8
     (a) (vii) and such Authority Opinion is not delivered, ILM and Seller (on a joint and several basis) shall pay the Shareholder Event Payment to Purchaser on the then scheduled Closing Date. If after the Closing, any shareholder of ILM II or any other party (other than Purchaser) successfully voids or unwinds the transactions contemplated hereby for any reason whatsoever, ILM II and Seller (on a joint and several basis) shall immediately pay the Shareholder Event Payment to Purchaser, which payment shall not be in limitation of any other rights and remedies that Purchaser may then have.

           (iv) Upon the occurrence of a Shareholder Action or any action seeking to unwind the sale of the Assets, Seller and ILM II agree to diligently prosecute the defense of such action and to keep Purchaser informed of the progress of such action, including providing Purchaser with copies of all pleadings and decisions filed in the action. Neither Seller nor ILM II shall enter into any settlement of any such action which prevents the transactions contemplated by this Agreement from occurring in accordance with this Agreement or which would unwind the transaction without the prior written approval of Purchaser, which approval may be withheld in Purchaser's sole discretion. If Seller or ILM II breach the covenant set forth in the immediately preceding sentence, the Shareholder Event Payment shall be immediately due and payable to Purchaser by ILM II and Seller (on a joint and several basis) and Purchaser shall have all other remedies available to Purchaser at law or at equity.

                                  ARTICLE 21.

      Condition of Real Property. Purchaser shall accept the Real Property at the Closing in its "as is" condition as of the Closing Date, subject to the terms of this Agreement including without limitation the representations and warranties of Seller. Except as set forth in this Agreement and subject to the representations and warranties of Seller, Seller shall not be liable for any latent or patent defects in the Real Property or be bound in any manner whatsoever by any guarantees, promises, projections, operating expenses, set-ups or other information pertaining to the Real Property made, furnished or claimed to have been made or furnished, whether orally or in writing, by Seller or any other person or entity, or any partner, employee, agent, attorney or other person representing or purporting to represent Seller. Purchaser acknowledges that neither Seller nor any of the employees, agents or attorneys of Seller have made and do not make any oral or written representations or warranties whatsoever to Purchaser, whether express or implied, except as expressly set forth in this Agreement. Purchaser has not relied and is not relying upon any representations or warranties other than the representations and warranties expressly set forth in this Agreement, or upon any statements made in any informational materials with respect to the Real Property provided by Seller or any other person or entity, or any shareholder, employee, agent, attorney or other person representing or purporting to represent Seller.

                                  ARTICLE 22.

      Non-Liability. Purchaser agrees that in any suit against ILM II or Seller, it shall look solely to the assets of ILM II and Seller, and not to the members, managers, directors, officers, employees, shareholders, partners or agents of ILM II and Seller or any other person, partnership, corporation or trust, as principal of ILM II and Seller or otherwise, and whether disclosed or undisclosed, to enforce its rights hereunder, and that none of the members, managers, directors, officers, employees, shareholders, partners or agents of ILM II and Seller or any other person, partnership, corporation or trust, as principals of ILM II and Seller or otherwise, and whether disclosed or undisclosed, shall have any personal obligation or liability hereunder, and Purchaser shall not seek to assert any claim or enforce any of its rights hereunder against such party.

                                   ARTICLE 23.

      Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement (in each case, a "Notice") must be in writing and sent to the party to which the Notice is being made by nationally recognized overnight courier or delivered by hand or by facsimile with receipt acknowledged in writing as follows:

      To ILM II and Seller:

      ILM II Senior Living, Inc.
      1750 Tysons Boulevard
      Suite 1200
      Tysons Corner, VA  22102
      Attention:  J. William Sharman, Jr.
      Facsimile:  (703) 749-1301

            with a copy to:

      Greenberg Traurig, LLP
      800 Connecticut Avenue
      Suite 500
      Washington, District of Columbia 20006
      Attention:  Jeffry R. Dwyer, Esq.
      Facsimile:  (202) 331-3101

      To Purchaser:

      BRE/Independent Living L.L.C.
      c/o The Blackstone Group
      345 Park Avenue
      New York, New York  10154
      Attention:  Stavros Galiotos
      Facsimile:  (212) 583-5726

             with copies to:

      Simpson Thacher & Bartlett
      425 Lexington Avenue
      New York, New York 10017
      Attention: Scott M. Kobak, Esq.
      Facsimile: (212) 455-2502


      All Notices (i) shall be deemed given upon the date of delivery of such Notice or refusal to accept delivery of such Notice and (ii) may be given either by a party hereto or by such party's attorney set forth above.

                                   ARTICLE 24.

      Brokers. Other than Cohen & Steers, the fees of which are the sole responsibility of Seller, Seller has (i) dealt with no brokers, salesman, finder, or consultant with respect to this Agreement and (ii) not entered into any written agreements with any broker, salesman, finder or consultant or has not agreed in writing with any real estate broker to pay any specific amount of commissions with respect to this Agreement. Seller agrees to indemnify, protect, defend and hold Purchaser harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges arising out of or in any way relating to the foregoing representation being untrue.

                                  ARTICLE 25.

      Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof, and all agreements heretofore had or made between the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of said parties.

                                  ARTICLE 26.

      Amendments. This Agreement may not be changed, modified or terminated, nor may any provision hereunder be waived, except by a written instrument executed by the parties hereto.

                                  ARTICLE 27.

      No Waiver. No waiver by either party of any failure or refusal to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

                                  ARTICLE 28.

      Successors and Assigns. This Agreement shall inure to the benefit of, and shall bind, the heirs, executors, administrators, successors and permitted assigns of the respective parties.

                                  ARTICLE 29.

      Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                                  ARTICLE 30.

      Article Headings; Incorporation of Exhibits and Schedules. The headings of the various articles and sections of this Agreement have been inserted only for convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain or restrict any of the provisions of this Agreement. Unless otherwise provided in this Agreement, any reference in this Agreement to an Exhibit or Schedule is understood to be a reference to the Exhibits and Schedules annexed to this Agreement. All Exhibits and Schedules annexed to this Agreement shall be incorporated into this Agreement as if fully set forth herein. Within 5 business days of the date hereof Seller shall deliver to Purchaser Schedules 6 (Violations), 14(A)(i) (Leases and Resident Agreements), 14(A)(ii)(Contracts) and 14(A)(vii) (Actions, Suits, or Proceedings Pending Against Seller or Property). Prior to December 10, 2001 Seller shall deliver to Purchaser updated Financial Statements for the most recent fiscal year of ILM II and Seller which shall replace the Financial Statements as Schedule 14(A)(iii). In the event that Schedules 6, 14(A)(ii) and 14(A)(vii) are not delivered within 5 business days of the date hereof, such schedules shall be deemed to state the word "None" on such schedules. Schedules delivered after the signing of this Agreement in accordance with this Article 30 shall be incorporated into this Agreement as if fully set forth herein.

                                  ARTICLE 31.

      Governing Law. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with, the laws of the State of New York.

                                  ARTICLE 32.

      Confidentiality. Except as may be required by law or in connection with any court or administrative proceeding, neither ILM II, Seller nor Purchaser nor their respective agents or designees shall issue or cause the publication of any press release or other public announcement (collectively, a "Public Disclosure"), or cause, permit or suffer any other disclosure which sets forth the terms of the transactions contemplated hereby (other than to the parties' respective consultants and advisors and investors or potential investors, who, in turn, shall be bound by this Article 32), without first obtaining the written consent of the other party. If a party is required by law or in connection with any court or administrative proceeding, to issue or cause the publication of a Public Disclosure, such party shall provide the other parties with a copy of the Public Disclosure for their reasonable approval prior to publication.

                                   ARTICLE 33.

      No Recording. The parties hereto agree that neither this Agreement nor any memorandum hereof shall be recorded.

                                   ARTICLE 34.

      Assignment. Purchaser may not assign its rights or obligations under this Agreement or any direct or indirect ownership or other interest in Purchaser without the prior written consent of Seller, and any such assignment made without Seller's consent shall be void ab initio. Notwithstanding the foregoing, Purchaser may transfer to any affiliate of Purchaser or any public or private fund where Purchaser is either the fund manager or managing partner (including any entity controlled directly or indirectly by the private equity fund known as the Blackstone Group).

                                  ARTICLE 35.

      Counterparts. This Agreement may be executed in any number of counter-parts each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

                                   ARTICLE 36.

      No Third Party Beneficiary. The provisions of this Agreement are not intended to benefit any third parties.

                                  ARTICLE 37.

      Survivability. Unless otherwise specifically stated to the contrary in any Section or Article of this Agreement, no representations or warranties contained herein shall survive after the Closing.

                    [remainder of page intentionally blank]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                              ILM II:

                              ILM II SENIOR LIVING, INC.


                              By: /s/ J. William Sharman, Jr.
                                  --------------------------------------------
                                   Name:  J. William Sharman, Jr.
                                   Title: President


                              SELLER:

                              ILM II HOLDING, INC.


                              By:  /s/ David Carlson
                                   -------------------------------------------
                                   Name:  David Carlson
                                   Title: President


                              PURCHASER:

                              BRE/INDEPENDENT LIVING L.L.C.


                              By:  /s/ Steven Galiotos
                                   -------------------------------------------
                                   Name:  Steven Galiotos
                                   Title: ____________________________________


                                    The undersigned has executed this Agreement solely to confirm its acceptance of the duties of Escrow Agent as set forth in
                                    Article 16 hereof.

                                    FIDELITY NATIONAL TITLE INSURANCE COMPANY


                                    By: /s/ Kenneth C. Cohen
                                        --------------------------------------
                                        Name:  Kenneth C. Cohen
                                        Title: Senior Vice President

                                    Exhibit 1

                                LEGAL DESCRIPTION

                                   Schedule 6


                                   Violations

                               Schedule 14 (A)(i)

                         Leases and Resident Agreements

                              Schedule 14 (A)(ii)

                                   Contracts

                              Schedule 14 (A)(iii)

                              Financial Statements

                               Schedule 14 (A)(vii)

                              Actions, suits or proceedings